Calculation of Filing Fee Tables
S-8
ProMIS Neurosciences Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2025 Stock Option and Incentive Plan Common Shares, no par value per share	Other	111,354	$ 10.67	$ 1,188,147.18	0.0001381	$ 164.08
2	Equity	2025 Stock Option and Incentive Plan Common Shares, no par value per share	Other	900,000	$ 10.67	$ 9,603,000.00	0.0001381	$ 1,326.17
3	Equity	2026 Inducement Plan Common Shares, no par value per share	Other	180,000	$ 10.67	$ 1,920,600.00	0.0001381	$ 265.23
Total Offering Amounts:						$ 12,711,747.18		$ 1,755.48
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,755.48
Offering Note
[1]	1.a In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding common shares, no par value per share ("Common Shares"). 1.b Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $10.67, the average of the high and low price of the registrant's Common Shares as reported on the Nasdaq Capital Market on May 27, 2026. 1.c Represents an automatic increase of 111,354 common shares to the number of common shares available for issuance under the 2025 Stock Option and Incentive Plan ("2025 Plan"), effective as of January 1, 2026. Shares available for issuance under the 2025 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 13, 2025 (File No. 333-289579).

[2]	See Offering Notes 1.a, 1.b, 1.c 2.a Represents an additional 900,000 Common Shares reserved for issuance under the 2025 Plan. These 900,000 common shares represent an increase in the number of common shares reserved for issuance under the 2025 Plan, which increase was approved by the Registrant's stockholders on May 20, 2026 at the Registrant's 2026 Annual Meeting of Shareholders. Shares available for issuance under the 2025 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 13, 2025 (File No. 333-289579).

[3]	See Offering Notes 1.a, 1.b, 1.c 3.a Represents 180,000 Common Shares reserved for issuance under the ProMIS Neurosciences Inc. 2026 Inducement Plan, effective as of May 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources